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EXHIBIT 10.3

6715 Kenilworth Avenue Partnership
1015 31st Street, NW
Washington, DC 20007

Reference:	Lease Agreement dated Sept. 1, 2000 Extension of Lease Agreement dated August 1, 2001 Amendment to Lease Agreement dated Oct. 29, 2001 Amendment to Lease Agreement dated May 1, 2002

July 24, 2002 Amendment to Lease Agreement

        Cogent Communications, Inc. (Tenant) and 6715 Kenilworth Avenue Partnership (Landlord) hereby agree to extend the Lease Term of the Lease Agreement dated September 1, 2001, as amended (Lease Agreement) for an additional 12 months commencing September 1, 2002 and expiring August 31, 2003 for 17,692 square feet at a Fixed Annual Rent of $24 per square foot ($424,608), payable in twelve (12) equal monthly installments of $35,384, as indicated below:

Rent Payment	1015 31st St
Floor	Square Feet
	3	2,323
	4	5,123
	5	5,123
	6	5,123

Total Sq. Feet		17,692

Total Annual Rent		$424,608

Total Monthly Rent		$35,384

        Except as amended herein, the Lease Agreement, as amended, shall remain in full force and effect.

TENANT: Cogent Communications, Inc

/s/Thaddeus G. Weed Thaddeus G. Weed Vice President, Controller

LANDLORD: 6715 Kenilworth Avenue Partnership

/s/Dave Schaeffer Dave Schaeffer General Partner

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  EXHIBIT 10.3